Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1/A, of our report dated April 1, 2024, except for Note 2, as to which the date is March 20, 2025, relating to the financial statements of Titan Pharmaceuticals, Inc. as of and for the year ended December 31, 2023, which is contained in that Prospectus. We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

Very truly yours,

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

Whippany, New Jersey

December 15, 2025